Exhibit 99.21

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT is effective as of the 29th day of June, 2018 (this “Agreement”), is entered into by and among Brookfield BRP Holdings (Canada) Inc. (“BRP”) and BBHC Orion Holdco L.P. (“Subsidiary LP”) and Orion Canadian AIV GP Inc. (“AIV GP”) (together with BRP and Subsidiary LP, the “Parties”).

W I T N E S S E T H

WHEREAS, BRP owns 29,878,048 Class A Common shares of Terraform Power, Inc. (the “TERP Shares”) and is a limited partner of Subsidiary LP; and

WHEREAS, BRP desires to contribute the TERP Shares to Subsidiary LP in exchange for the LP Units (as defined below); and

WHEREAS, the Parties wish to make an election under subsection 97(2) of the Income Tax Act (Canada) (the “Act”) in respect of the contribution of the TERP Shares and issuance of the LP Units.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Contribution.  BRP shall contribute to Subsidiary LP all of its right, title, and interest in and to the TERP Shares.  AIV GP, as general partner, hereby accepts the contribution of the TERP Shares on behalf of Subsidiary LP.

2.     Consideration.  Subsidiary LP shall (a) issue 100 Class A Units (“LP Units”) to BRP, the fair market value of which is US$318,499,991.68, in exchange for the TERP Shares; and (b) credit US$318,499,991.68 to BRP’s limited partner’s capital account in Subsidiary LP.

3.     Consent by BRP.  BRP hereby: (a) consents to the contribution of the TERP Shares to Subsidiary LP; and (b) certifies that it will do all things necessary and/or required by the transfer agent to transfer the TERP Shares such that Subsidiary LP will be listed in its books and records as the owner of the TERP Shares.

4.     Consent by AIV GP.  AIV GP, as the general partner of Subsidiary LP hereby: (a) consents to contribution of the TERP Shares; (b) consents to the issuance of the LP Units in exchange for the TERP Shares; and (c) certifies that it will do all things necessary and/or required by the transfer agent to transfer the TERP Shares such that Subsidiary LP will be listed in its books and records as the owner of the TERP Shares.

5.     Election. The Parties agree to make a joint election in prescribed form and within the prescribed time under subsection 97(2) of the Act (and the corresponding provisions of any applicable provincial tax legislation) in respect of the contribution of the TERP Shares and issuance of the LP Units.

6.     Counterparts.  This Agreement may be executed and delivered in one or more counterparts, all of which shall constitute one and the same instrument. Execution and delivery of this Contribution Agreement may be made and evidenced by facsimile transmission, portable document format (.pdf) or other means of electronic transmission.

7.     Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the Province of Ontario without regard to principles of conflicts of laws.

8.    Amendments, Modifications, Waivers.  This Agreement may be waived, changed, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.     Headings.  The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

  10.   Further Assurances.  Each of the parties hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BROOKFIELD BRP HOLDINGS (CANADA) INC.

By:	/s/ Douglas Christie
Name:	Douglas Christie
Title:	Senior Vice President

By:	/s/ Adrienne Moore
Name:	Adrienne Moore
Title:	Vice President

BBHC ORION HOLDCO L.P. By its general partner ORION CANADIAN AIV GP INC.

By:	/s/ Douglas Christie
Name:	Douglas Christie
Title:	Senior Vice President

By:	/s/ Adrienne Moore
Name:	Adrienne Moore
Title:	Vice President

ORION CANADIAN AIV GP INC.

By:	/s/ Douglas Christie
Name:	Douglas Christie
Title:	Senior Vice President

By:	/s/ Adrienne Moore
Name:	Adrienne Moore
Title:	Vice President

[Signature Page to Contribution Agreement]